EXHIBIT 10.3
                                  ------------

                               EXCHANGE AGREEMENT

     This Exchange Agreement is entered into effective this 25th day of June, 2001 by and between HELPCITY, INC. (formerly known as HelpCity.com, LLC), a Nevada corporation (the "Company"), and ___________________, an individual ("Employee"). Each of Company and Employee, shall be referred to herein as a "Party" and collectively as the "Parties."

                                    RECITALS

     WHEREAS, the Parties entered into an Employment Agreement dated, ________________, whereby consideration, in addition to a base salary, for Employee's employment included a grant of ____________ shares of stock of the Company over a 3-year period, (the "Original Equity Consideration");

     WHEREAS, the Parties believe it is in the best interest of the Company and the Employee to issue equity consideration in another format;

     NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the Parties hereto agree as follows:

     1. Cancellation of Prior Issuances. The Parties hereto acknowledge and agree that the grant of Original Equity Consideration is hereby cancelled in its entirety.

     2. Consideration for Exchange. The Parties hereto acknowledge and agree that options to purchase shares of the Company's common stock shall be granted to Employee pursuant to the Company's 2001 Stock Option Plan (Exhibit A, attached hereto) and that certain Incentive Stock Option Agreement entered into between the Company and Employee, dated _________________, (Exhibit B, attached hereto).

     IN WITNESS WHEREOF, the Parties have executed this Exchange Agreement effective as of the date first written above.



HelpCity,  Inc.,                              "Employee"
a  Nevada  corporation



__________________________________          __________________________________
By:     David Wong                          ___________________, an individual
Its:     President

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